CONTACT:	FOR IMMEDIATE RELEASE
Laura Hughes	December 14, 2020
Executive Vice President
Chief Marketing Officer
(563)589-2148
lhughes@htlf.com

CHRISTOPHER HYLEN JOINS HEARTLAND FINANCIAL USA, INC.
BOARD OF DIRECTORS

DUBUQUE, IA – December 14, 2020 - Heartland Financial USA, Inc. (“Heartland”), a diversified financial services company with 11 community banks in the Midwest, Southwest and Western United States, announced that Christopher S. Hylen will serve as an independent director on the Heartland Board of Directors.

“With more than 25 years of technology and business leadership experience, Chris is a high-caliber executive who brings a special depth of knowledge and perspective to the Heartland Board of Directors,” commented Lynn B. Fuller, Executive Operating Chairman. “We will benefit from his executive-level leadership, his vast experience in using technology to enable extraordinary client experiences and his laser focus on delivering value to clients and shareholders,” added Fuller.

Christopher Hylen is an experienced technology and financial services executive. Chris serves as Chief Executive Officer and a member of the Board of Directors at Reltio, Inc. a software as a serve company with the only cloud-native master data management platform. Reltio is on a mission to enable digital transformation by delivering a single source of truth for enterprise data. Previously, Chris served as Chief Executive Officer of Imperva, a leading cybersecurity company, where he led the growth of the company and spearheaded its acquisition by Thoma Bravo. Before joining Imperva, Chris served on the Board of Directors for ADT Security and has held leadership roles at Citrix, Intuit and American Express.

“I am delighted to welcome Chris to Heartland’s Board of Directors. Chris is a proven strategic leader and is experienced in navigating the rapidly evolving digital landscape. His business acumen, technological prowess and passion for delivering extraordinary customer experiences and contributing to the community make him an outstanding addition to the Heartland Board.” concluded Fuller.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company with assets of approximately $15.6 billion as of September 30, 2020. Heartland provides banking, mortgage, private client, investment, treasury management, card, insurance and consumer finance services to individuals and businesses. As of September 30, 2020, Heartland had 136 banking locations serving 102 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the continuation of the COVID-19 pandemic and the measures intended to curtail the spread of COVID-19; (ii) the strength of the local and national economy; (iii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iv) changes in state and federal laws, regulations and governmental policies as they impact the company’s general business; (v) changes in interest rates and prepayment rates of the company’s assets; (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) the potential impact of acquisitions and the company’s ability to successfully integrate acquired banks; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the company; and (xii) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.
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